Registration No. 333-

As filed with the Securities and Exchange Commission on January 18, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1000 Nicollet Mall
Minneapolis, Minnesota	55403-2467
(Address of Principal Executive Offices)	(Zip Code)

TARGET CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN
TARGET CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
TARGET CORPORATION SMG EXECUTIVE DEFERRED COMPENSATION PLAN
(Full title of the plan)

Douglas A. Scovanner

Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Target Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403-2467

(612) 304-6073

(Name and address of agent for service)

(612) 304-6073
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Deferred Compensation Obligations(1)(2)	$220,000,000	100%	$220,000,000	$23,540

(1)           The Deferred Compensation Obligations are unsecured obligations of Target Corporation to pay deferred compensation in the future in accordance with the terms and conditions of the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan (the “Plans”). The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in the Plans during the approximate 48 month period following the initial offering date under this Registration Statement.

(2)           The Deferred Compensation Obligations being registered relate to an additional $220,000,000 of Deferred Compensation Obligations, for which $52,000,000, $80,000,000 and $400,000,000 of Deferred Compensation Obligations have previously been registered pursuant to Registration Statements No. 333-30311, 333-75782 and 333-112260, respectively.

(3)           Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional $220,000,000 of Deferred Compensation Obligations in accordance with the terms and conditions of the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan (the “Plans”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (Registration Statements No. 333-30311, 333-75782 and 333-112260) are incorporated by reference herein.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT

Item 8.        Exhibits.

Exhibit Number	Exhibit Description

4.1	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.(1)

4.2	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.(2)

4.3	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.(3)

4.4	Amendment to Target Corporation SMG Executive Deferred Compensation Plan dated April 30, 2002.(4)

5	Opinion of Timothy R. Baer, Esq., Senior Vice President, General Counsel and Corporate Secretary of Target Corporation.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Timothy R. Baer, Esq. (included as part of Exhibit 5).

24	Powers of Attorney.

(1)           Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(2)           Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(3)           Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-75782) filed on December 21, 2001.

(4)           Incorporated by reference to Exhibit (10)F to the Registrant’s Form 10-Q for the quarter ended November 2, 2002.

Item 9.     Undertakings.

A.            POST-EFFECTIVE AMENDMENTS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            CLAIMS FOR INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 18th day of January, 2006.

TARGET CORPORATION

By	/s/ DOUGLAS A. SCOVANNER
Douglas A. Scovanner, Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 18th day of January, 2006 by the following persons in the capacities indicated:

/s/ ROBERT J. ULRICH	Chairman of the Board and Chief Executive
Robert J. Ulrich	Officer (Principal Executive Officer)

/s/ DOUGLAS A. SCOVANNER	Executive Vice President, Chief Financial Officer and
Douglas A. Scovanner	Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

ROXANNE S. AUSTIN CALVIN DARDEN JAMES A. JOHNSON RICHARD M. KOVACEVICH MARY E. MINNICK ANNE M. MULCAHY STEPHEN W. SANGER WARREN R. STALEY GEORGE W. TAMKE SOLOMON D. TRUJILLO ROBERT J. ULRICH	DIRECTORS*

* Douglas A. Scovanner, by signing his name hereto on the 18th day of January, 2006, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being all of the Directors of the registrant.

/s/ DOUGLAS A. SCOVANNER
Douglas A. Scovanner, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form of Filing

4.1	Target Corporation Director Deferred Compensation Plan, as amended and restated February 1, 2000.	Incorporated by Reference

4.2	Target Corporation Executive Deferred Compensation Plan, as amended and restated September 15, 2001.	Incorporated by Reference

4.3	Target Corporation SMG Executive Deferred Compensation Plan, as amended and restated January 1, 2001.	Incorporated by Reference

4.4	Amendment to Target Corporation SMG Executive Deferred Compensation Plan dated April 30, 2002.	Incorporated by Reference

5	Opinion of Timothy R. Baer, Esq., Senior Vice President, General Counsel and Corporate Secretary of Target Corporation.	Electronic Transmission

23.1	Consent of Ernst & Young LLP.	Electronic Transmission

23.2	Consent of Timothy R. Baer, Esq. (included as part of Exhibit 5).

24	Powers of Attorney.	Electronic Transmission